Exhibit 10.1

OPERATING AGREEMENT

OF

GET INSPIRED, LLC

(a Nevada limited liability company)

Dated as of January 6, 2011

OPERATING AGREEMENT
OF
Get Inspired, LLC
(a Nevada limited liability company)

THIS OPERATING AGREEMENT (this “Agreement”), effective as of January 6, 2010 (the “Effective Date”), is made by and among the parties who are signatories to this Agreement, with reference to the following facts:

RECITALS:

A.           Articles of Organization for Get Inspired, LLC, a Nevada limited liability company (the “Company”) shall be filed in the Nevada Secretary of State’s Office.

B.           This Agreement is contingent upon the full and complete execution of a Sales Representative Agreement by and between Company and D’Arcy Acquisition LLC regarding the services of Martino Cartier and the exploitation of hair care products (“D’Arcy Agreement”). In the event that the D’Arcy Agreement is not executed prior to February 6, 2011, this Agreement shall terminate.

C.           The Members desire to adopt and approve an operating agreement for the Company on the terms and conditions set forth in this Agreement.

AGREEMENTS:

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set forth below (all capitalized terms used in this Agreement that are not defined in this Section 1 shall have the meanings set forth elsewhere in this Agreement):

1.1 “Act” means the Nevada Limited Liability Company Act, under the Nevada Consolidated Statutes Annotated, Title 15, Chapter 89 as amended from time to time.

1.2 “Affiliate” means any individual, partnership, corporation, limited liability company, trust, or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Person. The term “control,” as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, or other entity or association, the possession, directly or indirectly, of the power to cause the direction of the management or policies of the controlled entity.

1.3 “Articles” means the Articles of Organization for the Company that will be filed with the Nevada Secretary of State, as amended from time to time.

1.4 “Bankruptcy” means (a) the filing of an application by a Member for, or his or her consent to, the appointment of a trustee, receiver, or custodian of his or her other assets; (b) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Member generally to pay his or her debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of his or her inability to pay his or her debts as they become due.

1.5 “Book Value” shall mean, as of any particular date, the value at which the Company’s assets are properly reflected on the books of the Company as of such date in accordance with the provisions of Regulations  Section 1.704-1(b). The Book Values of all Company assets shall, if the Managers in their sole discretion deem it appropriate, be adjusted to equal their respective gross fair market values, as determined by the Managers, at the times specified in those regulations.

1.6 “Capital Account” means, with respect to any Member, the capital account that the Company establishes and maintains for such Member pursuant to Section 3.3.

1.7 “Capital Contribution” means the total value of cash and fair market value of property (including promissory notes or other obligations to contribute cash or property) contributed to the Company by a Member.

1.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

1.9 “Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” in Regulations §1.704-2(d).

1.10  “Distributable Cash” means the amount of cash from the Company’s operations and business activities available for distribution to the Members, taking into account all Company debts, liabilities, projected operational needs, and obligations of the Company then due or anticipated and amounts that the Managers deem necessary to place into reserves for customary and usual claims and reserves with respect to the Company’s business.

1.11 “Economic Interest” means a Member’s share of one or more of the Company’s Net Profit, Net Loss, and distributions of the Company’s assets pursuant to this Agreement and the Act, but does not include any other rights of a Member, including, without limitation, the right to vote or participate in the Company’s management or any right to information concerning the Company’s business and affairs.

1.12 “Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.

1.13 “Laws” means the Nevada Securities Law, as amended, and any other applicable blue sky laws.

1.14 “Managers” means the managers of the Company elected pursuant to Section 5.2.

1.15 “Member” means each Person who (a) is listed as a member of the Company on the attached Exhibit A, or (b) becomes a member of the Company in accordance with Section 7.

1.16 “Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Regulations §1.704-2(b)(4).

1.17 “Member Nonrecourse Deductions” means items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures that are attributable to Member Nonrecourse Debt.

1.18 “Membership Interest” means a Member’s entire interest in the Company, including the Member’s Economic Interest, the right to vote on or participate in the Company’s management, and the right to receive information concerning the Company’s business and affairs.

1.19 “Net Profit” and “Net Loss” means the Company’s income, gain, loss, deductions, and credits in the aggregate or separately stated, as appropriate, determined in accordance with generally accepted accounting principles employed under the method of accounting at the close of each fiscal year on the Company’s information tax return filed for federal income tax purposes.

1.20 “Nonrecourse Liabilities” has the meaning ascribed to it in Regulations §1.752-1(a)(2).

1.21 “Percentage Interest” means a Member’s undivided percentage economic interest in the Company set forth on Exhibit A, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement. A Member’s Percentage Interest at any given time shall be determined by dividing the number of Units owned by such Member at such time by the number of Units owned by all Members at such time. The initial Percentage Interests of the initial Members is set forth on Exhibit A.

1.22 “Person” means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust, or any other entity.

1.23 “Prime Rate” as of a particular date shall mean the prime rate of interest as published on that date in the Wall Street Journal, and generally defined therein as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.” If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in the Wall Street Journal on the nearest-preceding date on which the Wall Street Journal was published.

1.24 “Regulations” means, unless the context clearly indicates otherwise, the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

1.25 “Securities Act” means the Securities Act of 1933, as amended.

1.26 “Tax Matters Member” means Reno Rolle, or his successor as designated pursuant to Section 8.3.

1.27 “Units” has the meaning ascribed to it in Section 3.1.

2. ORGANIZATIONAL MATTERS

2.1 Formation. Pursuant to the Act, the Members have formed a limited liability company under the laws of the State of Nevada by filing the Articles with the Nevada Secretary of State and entering into this Agreement. The Members’ rights and liabilities shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2 Name. The Company’s name shall be Get Inspired, LLC. The Company’s business may be conducted under that name or, upon compliance with applicable laws, any other name that the Managers deem appropriate or advisable. The Managers shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Managers consider to be appropriate or advisable.

2.3 Term. The term of this Agreement shall end on December 31, 2040, unless extended or sooner terminated as hereinafter provided.

2.4 Office and Agent. The Company shall continuously maintain a registered agent in the State of Nevada as required by the Act. The Company’s principal office shall be located ata location approved by the Members. The Company also may have such offices, anywhere within and without the State of Nevada, as the Managers from time to time may determine, or the Company’s business may require. The registered agent shall be as stated in the Articles or as otherwise determined by the Managers.

2.5 Purpose of Company. The purpose of the Company is to develop, produce, manufacture and market hair care and other beauty products and to engage in other activities in furtherance of such purpose.

3. CAPITAL STRUCTURE

3.1 Ownership Interests. Each Member’s ownership interest in the Company shall be denominated by a specific number of units (the “Units”), which may be adjusted from time to time pursuant to the terms of this Agreement. The initial number of Units owned by each Member is set forth on Exhibit A. A Member’s Percentage Interest at any given time shall be determined by dividing the number of Units owned by such Member at such time by the number of Units owned by all Members at such time.

3.2 Initial Capital Contributions. Each Member’s Capital Contribution as of the Effective Date is set forth on the attached Exhibit A. Exhibit A shall be revised to reflect any additional contributions contributed.

3.3 Capital Accounts.

3.3.1 A separate Capital Account shall be maintained for each Member strictly in accordance with the rules set forth in Regulations  Section 1.704-1(b)(2)(iv). Subject to the preceding sentence, each Member’s Capital Account shall be (i) increased by the amount of Capital Contributions made by such Member to the Company and allocations to such Member of Net Profit and other items of book income and gain; and (ii) decreased by the amount of money and fair market value of property (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code) distributed to such Member by the Company and allocations to such Member of Net Loss and other items of book loss and deductions; and (iii) otherwise adjusted in accordance with the additional rules set forth in Regulations  Section 1.704-1(b)(2)(iv).

3.3.2 In the event the Book Values of Company assets are adjusted pursuant to Regulations §1.704-1(b) and Section 1.5, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the allocations of income, gain, loss or deduction that would be made to the Members if there were a taxable disposition of the Company’s property for its fair market value. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of their fair market values after the Members’ Capital Accounts have been adjusted to reflect the manner in which any unrealized income gain, loss or deduction with respect to such assets (that have not been reflected in the Capital Accounts previously) would be allocated between the Members if there were a taxable disposition of the property for its fair market value.

3.3.3 If any interest in the Company is transferred in accordance with the provisions of this Agreement, the transferee Member shall succeed to that portion of the Capital Account of the transferring Member as relates to such transferred interest.

3.3.4 It is the intent of the Company that the Capital Accounts of all Members be determined and maintained in accordance with the principles of Regulations  Section 1.704-1(b) at all times throughout the full term of the Company, and the foregoing provisions of this Section 3.4 shall be interpreted in accordance with such intention.

3.4 Return of Capital; Partition. Except as otherwise provided herein, no Member shall have any right to (a) demand the return of all or any part of such Member’s Capital Account during the term of the Company, or (b) receive a return of such Member’s Capital Account from any specific assets of the Company. Each Member irrevocably waives any right that such Member may have to cause a partition of all or any part of the Company’s assets. No Member shall be entitled to receive any interest with respect to a Capital Contribution.

4. MEMBERS

4.1 Limited Liability. Except as required under the Act or as expressly contemplated in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

4.2 Certificate of Units. Units may be represented by certificates. Each certificate, if any, shall be in such form as may be determined by the Managers.

4.3 Replacement of Lost, Stolen, or Destroyed Certificate. Any Member claiming that his, her, or its certificate of membership is lost, stolen, or destroyed may make an affidavit or affirmation of that fact and request a new certificate. Upon the giving of a satisfactory indemnity to the Company as may be required by the Managers, a new certificate may be issued of the same tenor and representing the same Units as were represented by the certificate alleged to be lost, stolen, or destroyed.

4.4 Voting Rights. Except as expressly required by this Agreement or the Act, Members shall have no voting, approval, or consent rights. The Members shall have the right to approve the following matters:

4.4.1 Any sale or other transfer of all or substantially all of the assets of the Company;

4.4.2 Any merger, consolidation, conversion or similar event involving the Company;

4.4.3 The dissolution or winding up of the Company in accordance with Section 9.1.2; or

4.4.4 Any amendment of this Agreement in accordance with Section 11.9.

4.5 Action by Members. Except as otherwise set forth in this Agreement or the Articles, or as otherwise required by the Act, the vote of the Members holding a majority of the Percentage Interests held by all Members shall be the act of the Members. Any such vote may be taken (a) at a meeting of the Members (held in person or by telephonic conference call), or (b) by written consent.

4.6 No Managerial Authority. The Members shall have no power to participate in the Company’s management except as expressly authorized by this Agreement or the Articles and except as expressly required by the Act. Unless expressly and duly authorized in advance in writing to do so by the Managers, no Member, in his, her, or its capacity as such, shall have any power or authority to bind or act on the Company’s behalf in any way, to pledge its credit, or to render it liable for any purpose. Each Member shall indemnify, defend and hold harmless the Company and the other Members from and against any and all loss, cost, expense, liability or damage arising from or relating to any action by such Member in contravention of this Section 4.8.

5. MANAGEMENT AND CONTROL OF THE COMPANY

5.1 Exclusive Management by the Managers. The Company’s business, property, and affairs shall be managed exclusively by the Managers. Except for situations in which the Members’ approval is expressly required by the Articles or this Agreement, the Managers shall have full, complete, and exclusive authority, power, and discretion to manage and control the Company’s business, property, and affairs, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company’s business, property, and affairs.

5.2 Appointment of Managers.

5.2.1 Number and Term of Managers. The Company shall have two (2) Managers, who may or may not be Members. The initial Managers are Martino Cartier and Reno R. Rollé. Unless a Manager resigns, is removed, or is otherwise unable to act, a Manager shall hold office during the term of the Company.

5.2.2 Resignation. Any Manager may resign at any time by giving written notice to the Company. The resignation of any Manager shall take effect upon the receipt of that notice or such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.

5.2.3 Removal. A Manager may be removed at any time, with or without cause, by the Members holding one-hundred percent (100%) of the Percentage Interests of all Members. If the Manager is also a Member, such removal shall not affect the Manager’s rights as a Member or constitute a withdrawal of a Member.

5.2.4 Vacancies. Any vacancy occurring for any reason may be filled by the Members holding a majority of the Percentage Interests.

5.3 Action by Managers. Except as otherwise set forth in this Agreement or the Articles, or as otherwise required by the Act, the vote of two of the two Managers shall be the act of the Managers. Any such vote may be taken (a) at a meeting of the Managers (held in person or by telephonic conference call), or (b) by written consent. No Manager may act alone except as otherwise specifically set forth in this Agreement.

5.4 Signing Authority.  Any Manager, acting alone, is authorized to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company’s bank accounts. Only Reno R. Rollé, acting as Manager, is hereby authorized to endorse checks, drafts, and other evidences of indebtedness obligating Company to pay money to third parties for legitimate verifiable expenses of the Company, however, any with drawl form the Company’s bank accounts for purposes of issuing Distributable Cash to the Members shall require the signature of two Managers and all contracts, must be signed on behalf of the Company by at least two Managers.

5.5 Powers of the Managers. Except as otherwise specifically set forth in this Agreement, the Managers shall have all necessary power to manage and carry out the Company’s purposes, business, property and affairs.

5.6 Limitations on Power of the Managers. The Managers shall not have authority to cause the Company to engage in any of the acts specified in Section 4.5 without first obtaining the necessary approval of the Members.

5.7 Performance of Duties; Liability of Managers. No Manager shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage was the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by such Manager. The Managers shall perform managerial duties in good faith, in a manner reasonably believed to be in the best interests of the Company and its Members.

5.8 Devotion of Time. Each Manager shall devote whatever time, effort, and skill as is reasonably necessary for the Company’s efficient operations.

5.9 Transactions between the Company and a Manager. Notwithstanding that it may constitute a conflict of interest, a Manager may, and may cause an Affiliate to, engage in any transaction with the Company so long as (a) such transaction is not expressly prohibited by this Agreement, (b) the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available from persons capable of similarly performing them in similar transactions between parties operating at arm’s length, and (c) such transaction has been approved by all of the Managers.

5.10 Payments to the Managers. No Manager shall be compensated by the Company in such Manager’s capacity as a Manager; provided that the Company shall reimburse each Manager for any and all costs and expenses properly incurred by such Manager in connection with the management of the Company.

5.11 Officers; Appointment. The Managers may appoint officers at any time. The officers of the Company, as may be deemed necessary by the Managers, may include, without limitation, a President, a Chief Financial Officer and a Secretary. The officers shall serve at the pleasure of the Managers, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. No officer need be a resident of the State of Nevada or citizen of the United States. If a Manager is not an individual, such Manager’s officers may serve as officers of the Company if elected by the Managers. Subject to the powers of the Managers set forth herein, (i) the President shall have general supervision of the operations of the Company and shall have such powers and duties usually vested in a President, (ii) the Chief Financial Officer shall have general supervision of the financial affairs of the Company and shall have such powers and duties usually vested in a Chief Financial Officer, and (iii) the Secretary shall have general supervision of the non-financial records of the Company and shall have such powers and duties usually vested in a Secretary. The officers shall exercise such other powers and perform such other duties as shall be determined from time to time by the Managers.

6. DISTRIBUTIONS AND ALLOCATIONS

6.1 Tax Distributions. The Company shall make minimal annual cash distributions to each Member in an amount equal to forty-five percent (45%) of the net profit allocated to such Member with respect to each tax year of the Company. With respect to each tax year, such distributions shall be completed on or before the date that is ninety (90) days after the end of such tax year.

6.2 Other Distributions. Subject to applicable law and any limitations contained elsewhere in this Agreement, the Managers may elect from time to time to distribute Distributable Cash to the Members, as the Managers unanimously deem appropriate. Such distributions shall be made as follows:

6.2.1 First, to the Members pro rata in accordance with their Capital Contributions not previously returned to them, until each such Member has received a return of all Capital Contributions not previously returned to such Member; and

6.2.2 Then, to the Members in proportion to their Percentage Interests.

6.3 Net Profit. Net Profit shall be allocated (a) first, to the Members in the same ratio as prior Net Loss were allocated, to the extent of such Net Loss, and (b) then to the Members in proportion to their Percentage Interests.

6.4 Net Loss. Net Loss shall be allocated to the Members in proportion to their respective Percentage Interests. Notwithstanding the previous sentence, loss allocations to a Member shall be made only to the extent that such loss allocations will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member’s share of Company Minimum Gain that would be realized on a foreclosure of the Company’s property. Any loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited with respect to the allocation of losses under this Section 6.4). Any loss reallocated under this Section 6.4 shall be taken into account in computing subsequent allocations of income and losses pursuant to this Section 6, so that the net amount of any item so allocated and the income and losses allocated to each Member pursuant to this Section 6, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Section 6 if no reallocation of losses had occurred under this Section 6.4.

6.5 Minimum Gain Chargeback. Notwithstanding Sections 6.3 and 6.4, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Regulations §1.704-2(g)(2). Allocations pursuant to this Section 6.5 shall be made in proportion to the amounts required to be allocated to each Member under this Section 6.5. The items to be so allocated shall be determined in accordance with Regulations §1.704-2(f). This Section 6.5 is intended to comply with the minimum gain chargeback requirement contained in Regulations §1.704-2(f) and shall be interpreted consistently therewith.

6.6 Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. Notwithstanding Sections 6.3 and 6.4, if there is a net decrease in Company Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Company Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations §1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to that portion of such Member’s share of the net decrease in Company Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Regulations §1.704-2(i)(5)). Allocations pursuant to this Section 6.6 shall be made in proportion to the amounts required to be allocated to each Member under this Section 6.6. The items to be so allocated shall be determined in accordance with Regulations §1.7042(i). This Section 6.6 is intended to comply with the Minimum Gain Chargeback requirement contained in Regulations §1.704-2(i) and shall be interpreted consistently therewith.

6.7 Nonrecourse Deductions. Notwithstanding Sections 6.3 and 6.4, any nonrecourse deductions (as defined in Regulations §1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Percentage Interests.

6.8 Member Nonrecourse Deductions. Those items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditures that are attributable to Member Nonrecourse Debt for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Regulations §1.704-2(i).

6.9 Qualified Income Offset. Notwithstanding Sections 6.3 and 6.4, if a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations §1.704-1(b)(2)(ii)(d)(4), (5), or (6), or any other event creates a deficit balance in such Member’s Capital Account in excess of such Member’s share of Company Minimum Gain, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant to this Section 6.9 shall be taken into account in computing subsequent allocations of income and gain pursuant to this Section 6 so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Section 6, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 6.9 if such unexpected adjustments, allocations, or distributions had not occurred.

6.10 Allocation of Net Profit and Losses and Distributions for Transferred Units. If any Units are transferred, or increased or decreased by reason of the admission of a new Member or otherwise during any Fiscal Year, each item of income, gain, loss, deduction, or credit of the Company for such Fiscal Year shall be assigned pro rata to each day in the particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon his, her, or its respective Units at the close of such day.

6.11 Form of Distribution. A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members and no Member may be compelled to accept a distribution of any asset in kind.

6.12 Return of Distributions. Except for distributions made in violation of the Act or this Agreement, no Member shall be obligated to return any distribution to the Company, or pay the amount of any distribution for the Company’s account or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or paid by a Member for the Company’s account or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.

6.13 Obligations of Members to Report Allocations. The Members are aware of the income tax consequences of the allocations made by this Section 6 and hereby agree to be bound by the provisions of this Section 6 in reporting their shares of Company income and loss for income tax purposes.

7. TRANSFER AND ASSIGNMENT OF UNITS

7.1 Except as expressly provided in this Agreement, a Member shall not transfer any of the Member’s Units, whether now owned or hereafter acquired, unless (a) the Managers approve the proposed transferee’s admission to the Company as a Member in writing, (b) the proposed transferee agrees in writing to be bound by this Agreement, (c) the proposed transferee pays any reasonable expenses in connection with admission as a new Member, (d) the transfer is made in compliance with the Securities Act, the Laws, and the provisions of this Agreement, and (e) the transfer will not result in the Company being subject to the Investment Company Act of 1940, as amended. No Member may encumber or permit or suffer any encumbrance of all or any part of the Member’s Membership Interest unless such encumbrance has been approved in writing by the Managers. Notwithstanding any other provision of this Agreement to the contrary, a Member who is a natural person may freely transfer any of his or her Units to any revocable trust created for the benefit of the Member, or any combination between or among the Member, the Member’s spouse, and the Member’s issue.

8. ACCOUNTING, RECORDS, AND REPORTING

8.1 Books and Records. The Company’s books and records shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes. The Company’s books and records shall reflect all the Company’s transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following:

8.1.1 A current list of the full name and address of each Member, together with the Capital Contributions, Capital Account, Units and Percentage Interest of each Member;

8.1.2 A copy of the Articles and any and all amendments thereto;

8.1.3 Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

8.1.4 A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

8.1.5 Copies of the Company’s financial statements, if any, for the six (6) most recent Fiscal Years; and

8.1.6 The Company’s books and records as they relate to the Company’s internal affairs for at least the current and past four (4) Fiscal Years.

8.2 Statement of Information. The Managers shall cause to be filed with the Nevada Secretary of State the statement of information required under the Act.

8.3 Tax Matters for the Company Handled by Tax Matters Member. The Managers shall from time to time cause the Company to make such tax elections as the Managers deem to be in the best interests of the Company and the Members. The Tax Matters Member, as defined in Code Section 6231, shall represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Member shall oversee the Company’s tax affairs in the Company’s overall best interests. If for any reason the Tax Matters Member can no longer serve in that capacity or ceases to be a Member, the Members shall select a new Tax Matters Member.

8.4 Bank Accounts. The Members shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

8.5 Annual Reports. The Managers shall cause to be prepared and sent to each Member and Economic Interest Holder, within ninety (90) days after the end of each tax year, the information necessary for the preparation of the Members’ federal and state income tax returns with respect to such tax year. Along with such information, copies of the following shall be sent to each Member: (i) the Company’s federal, state, and local income tax or information returns for such tax year, and (ii) a balance sheet as of the end of such tax year and an income statement and statement of changes in financial position for such tax year (with such financial statements being accompanied by the report thereon, if any, of the independent accountants engaged by the Company or, if there is no such report, a statement signed by all of the Managers that the financial statements were prepared without audit from the books and records of the Company and that such financial statements accurately represent the financial condition of the Company).

9. DISSOLUTION AND WINDING UP

9.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

9.1.1 Upon the entry of a decree of judicial dissolution pursuant to Section 17351 of the Act;

9.1.2 Upon the unanimous vote of the Members;

9.1.3 Upon the expiration of the term of this Agreement set forth in Section 2.3; or

9.1.4 Upon the sale of all or substantially all of the Company’s assets.

9.2 Certificate of Dissolution. As soon as possible following the occurrence of any of the events specified in Section 9.1, the Managers shall execute a Certificate of Dissolution in such form as shall be prescribed by the Nevada Secretary of State and file the Certificate as required by the Act.

9.3 Winding Up. Upon the occurrence of any event specified in Section 9.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Managers, or, if there is then no Manager, the Members, shall be responsible for overseeing the Company’s winding up and liquidation, shall take full account of the Company’s liabilities and assets, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.5. The Persons winding up the Company’s affairs shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the Company’ records. The Persons winding up the Company’s affairs shall be entitled to reasonable compensation for such services.

9.4 Distributions in Kind. Any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the Net Profit or Net Loss that would have resulted if such asset were sold for such value, such Net Profit or Net Loss shall then be allocated pursuant to Section 6, and the Members’ Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Members or, if any Member objects, by an independent appraiser (any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by the Member or a liquidating trustee and approved by the Members.

9.5 Order of Distributions. After (a) determining that all known debts and liabilities of the Company in the process of winding-up, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, and (b) taking into account allocations of Net Profit and Net Loss for the Company’s taxable year during which liquidation occurs, the remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances. Such liquidating distributions shall be made by the end of the Company’s taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

9.6 Compliance with Regulations. All distributions to the Members upon the Company’s winding-up and dissolution shall be strictly in accordance with the positive Capital Account balance limitation and other requirements of Regulations §1.704-1(b)(2)(ii)(d).

9.7 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look solely to the Company’s assets for the return of his, her, or its positive Capital Account balance and shall have no recourse for his, her, or its Capital Contribution and/or share of Net Profit (upon dissolution or otherwise) against the Members or any other Member.

9.8 Certificate of Cancellation. The Managers shall cause to be filed in the office of, and on a form prescribed by, the Nevada Secretary of State, a Certificate of Cancellation of the Articles upon the completion of the winding up of the Company’s affairs.

10. INDEMNIFICATION

10.1 Indemnification of Members. To the fullest extent permitted by law, the Company shall indemnify and defend any Person who was or is a party, or who is threatened to be made a party, to any Proceeding (as defined below) by reason of the fact that such Person was or is a Member of the Company, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by such Person in connection with such Proceeding, except to the extent caused by any unlawful act or breach of this Agreement by such Person.

10.2 Indemnification of Managers. To the fullest extent permitted by law, the Company shall indemnify and defend any Person who was or is a party, or who is threatened to be made a party, to any Proceeding (as defined below) by reason of the fact that such Person was or is a Manager of the Company, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by such Person in connection with such Proceeding, except to the extent caused by any fraud, deceit, gross negligence, reckless or intentional misconduct, unlawful act, or breach of this Agreement by such Person.

10.3 Definition of Proceeding. “Proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative.

10.4 No Member Liability. The Company shall make all indemnification provided for pursuant to this Section 10 solely out of Company assets and no Member shall have any personal liability hereunder.

11. MISCELLANEOUS

11.1 Complete Agreement. This Agreement and the Articles constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members. No representation, statement, condition, or warranty not contained in this Agreement will be binding on the Members or have any force or effect whatsoever.

11.2 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members and their respective successors and assigns.

11.3 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

11.4 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

11.5 Interpretation. If any claim is made by any Member relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his, her, or its counsel.

11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding any laws that direct the application of another jurisdiction’s laws.

11.7 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance is held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

11.8 Notices. All notices, demands, and communications of any kind under the terms of this Agreement shall be in writing and shall be deemed to have been delivered and received (a) when personally delivered, or (b) on the third (3rd) business day after which sent by registered or certified mail, postage prepaid, return receipt requested, or (c) on the date on which transmitted by facsimile or other electronic means generating a receipt evidencing a successful transmission (provided that, on the same date, a copy of such notice is sent by registered or certified mail, postage prepaid, return receipt requested), or (d) on the next business day after the business day on which deposited with a regulated public carrier (e.g., FedEx) for overnight delivery, freight prepaid, addressed to the Person for whom intended at the address or facsimile number (if any) shown on Exhibit A or such other address or facsimile number (if any), notice of which is given in a manner permitted by this Section. Any payment required or permitted to be made to any Member under any provision of this Agreement shall be deemed to have been made if delivered or mailed in the manner provided above to the address to which notices, demands, and other communications to such Member are to be delivered pursuant to the foregoing.

11.9 Amendments. Except as otherwise expressly provided in this Agreement, all amendments to this Agreement must be in writing and signed by all of the then-current Members.

11.10 Attorneys’ Fees. If any dispute between the Company and the Members or among the Members results in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs, and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses.

11.11 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

11.12 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

11.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(Signature pages follow.)

MEMBER’S COUNTERPART SIGNATURE PAGE
to
Operating Agreement
of
Get Inspired, LLC
(a Nevada limited liability company)

The undersigned hereby agrees to each and every provision of and hereby executes the Operating Agreement of Get Inspired, LLC, a copy of which has been provided to the undersigned.

Legal Name of Member:___________________________________________

______________________________________ (Authorized Signature) ______________________________________ (Printed Name) ______________________________________ (Title, if applicable)	______________________________________ (Additional Signature, if applicable) ______________________________________ (Printed Name) ______________________________________ (Title, if applicable)

This Counterpart Signature Page shall be attached to and become a part of the Operating Agreement of Get Inspired, LLC.

MANAGER’S COUNTERPART SIGNATURE PAGE
to
Operating Agreement
of
Get Inspired Products, LLC
(a  Nevada limited liability company)

The undersigned hereby agrees to each and every provision of and hereby executes the Operating Agreement of Get Inspired, LLC, a copy of which has been provided to the undersigned.

Legal Name of Manager:___________________________________________

______________________________________ (Authorized Signature) ______________________________________ (Printed Name) ______________________________________ (Title, if applicable)	______________________________________ (Additional Signature, if applicable) ______________________________________ (Printed Name) ______________________________________ (Title, if applicable)

This Counterpart Signature Page shall be attached to and become a part of the Operating Agreement of Get Inspired, LLC.

EXHIBIT A
to
Operating Agreement
of
Get Inspired, LLC
(a Nevada limited liability company)

(As of January 6, 2010)

Members Names and Addresses	Capital Contributions	Units	Percentage Interests

Martino Cartier	$1.00	100	50%

Red Rock Pictures Holdings, Inc.	$1.00	100	50%
6019 Olivas Park Drive, Suite C
Ventura, CA 93003

Totals:	$2.00	200	100%